Exhibit 10.20

FY 2009 Management Incentive Compensation Plan

(MICP)

Water Management

Issued: April 2008

Plan Name:

Rexnord LLC Management Incentive Compensation Plan (MICP)

Plan Objectives:

Establish a meaningful variable compensation component of an attractive pay-for-performance total cash compensation program designed to support the achievement of Outstanding Strategic, Financial and Operational Performance

Plan Term:

The plan commences on the first day of the fiscal year and ends on the last day of the fiscal year

Plan Eligibility:

As approved by the Rexnord Management Compensation Committee

Target Bonus Levels:

Determined based on a mix of level-of-impact toward the achievement of Company objectives, and sound pay-for-performance total cash compensation guidelines

Performance Measures:

•	Budgeted EBITDA (Earnings before interest, taxes, depreciation and amortization)

•	Debt Reduction or Divisional Cash Flow

•	Non-financial Objectives (Personal Performance Factor)

Plan Design:

•	Payout Determined by Formula:

Year end Base Salary	X	Individual Target Bonus %	X	Financial Factor*	X	Personal Performance Factor	=	Bonus Payout

* Note – Financial Factor may be determined by a “mix” of more than one Organizational Financial Factor (percentage weighted – example: 80% Division + 20% Corporate)

•	Performance Criteria:

•	TEAM Achievements = Financial Factor

•	Individual Achievements (AIP’s) = Personal Performance Factor

Financial Factor:

•	Based on EBITDA and Debt Reduction or Divisional Cash Flow

* Note – % weighting of EBITDA and Debt Reduction will be established annually by the Compensation Committee of the Board of Directors

•

Financial Thresholds: In order to align management and shareholder objectives, the minimum threshold for either EBITDA and Debt Reduction or Divisional Cash Flow must be achieved in order to trigger a potential bonus payment for that component under the plan (“The Cliff”).

•	The Cliff = 90% of Target*

*Note – Either one of the financial targets may meet the 90% Cliff to generate potential payment for that component. The Compensation Committee of the Board of Directors may in extraordinary circumstances adjust the cliff up or down. Plan participants will be appropriately notified.

•	Upper Limit = None (No Cap)

•	Performance Range:

	90% of Target	100% of Target	105% of Target	110% of Target	*115% of Target	120% of Target	125% of Target	130% or > of Target
Performance of EBITDA & Debt Reduction or Division Cash Flow = Financial Factor	50%	100%	112.5%	125%	150%	175%	200%	225	% =/>

*Note: For each additional 5% increase in the percent of Bonus Plan Achievement over 115%, the participant will receive an increase of 25% of the percentage of the target bonus.

**Note: Any business segment with financial targets that are either negative or under a million dollars will be treated outside the payout matrix above. The payout methodology will be developed and agreed upon between the management team and finance and must be approved by the Rexnord Management Compensation Committee.

•	Financial Factor Calculation Example:

	% of Financial Factor weighting	% Achieved*	Payment via Payout Slope	Weighted Payout
EBITDA	50%	110%	125%	62.5%
Divisional Cash Flow	50%	97%	85%	42.5%
Financial Factor Total = 105.0%

*Note: Interpolation will be used for performance levels between each listed percent of target achieved.

•

Payout Pool — The payout pool will be established by calculating all the eligible employees target bonus amounts multiplied by the year-end financial results. Once the eligible payout pool is established, the AIP’s will be graded and applied against the financial pool. No pool should exceed 100% of the calculated financial results for that business group without prior approval from the CEO. The pool will be calculated at the highest business unit segment (example: at BCG level) and will be reviewed and approved by the appropriate business segment leader.

Year End Base Salary (as of 3/31/XX)	Individual Target Bonus %	Eligible Earnings	Financial Factor	Eligible Payout Pool	Estimated AIP %’s	Estimated AIP Payouts
$115,000	15%	$17,250	105%	$18,112.5	97%	$17,569.13
$90,000	10%	$9,000	105%	$9,450	105%	$9,993.37
$145,000	25%	$36,250	105%	$38,062.5	100%	$38,062.5
		Total Payout Pool =		$65,625		$65,625

Personal Performance Factor

•	Based on Individual Annual Improvement Priorities (AIP’s)

•	Reinforce Cross-Functional / Business Teamwork

•	Differentiate for Performance among team/MIC Participants

•	Range

0----------------------------------------------1.0-----------------------------------1.5

Unacceptable                                             Meets Expectations                                             Outstanding

•	Focus – generally no more than five (5) personal objectives which:

•	Generally Tie to Strategy Deployment Objectives

•	Are Aggressive

•	Are Measurable

•	Are Critical to Business Success

•	Annual Payout Calculation Example:

Year End Base Salary (as of 3/31/XX)	Individual Target Bonus %	Eligible Earnings	Financial Factor	Personal Performance Factor (AIP’s)	Bonus Payout
$ 115,000	15%	$17,250	105%	1.15	$20,829

Plan Guidelines:

•	The Compensation Committee of the Board of Directors reviews and approves year-end financial results and aggregate final plan payments

•	The Rexnord Management Compensation Committee is designated to administer the plan including but not limited to:

•	Plan Participation

•	Plan Design & Continuation

•	Payout Calculations and Timing

•	Applying discretionary management judgment as appropriate based on specific business situations or individual considerations

•	Plan participants must be employed by the company on the date of payment in order to qualify for payout (normally June)

•	Exceptions due to retirement, disability, involuntary termination without cause, or death will be at the sole discretion of the Rexnord Management Compensation Committee

•	Partial Year participants will normally be eligible for a payment on a pro rata amount calculated at a rate of 1/12 of the annual amount for each complete calendar month

•	Where a promotion or transfer occurs during the Plan year, the individual will receive a pro-rated award based on time and salary in the multiple assignments

•	Any alternative basis for calculation must be approved by the Rexnord Management Compensation Committee

•	Each Plan Participant should receive written notification of the following plan details at the beginning of each fiscal year:

•	Financial Factor “Mix”

•	Applicable EBITDA and Debt Reduction or Divisional Cash Flow Targets for the level of the organization under which they will participate

•	% Weighting of EBITDA & Debt Reduction or Divisional Cash Flow in calculating Financial Factor

•	Guidelines for Establishing Participant’s Annual Improvement Priorities

•	Bonus amounts under this plan are not considered earned and payable to the participant until such amounts have been approved by the Rexnord Management Compensation Committee.

•	The bonus will be paid as soon as practical after the fully audited annual results of the Company have been announced (normally June). The bonus will be paid in cash.

•

The participant will be held liable for any personal tax due or other statutory payments due on any part of the bonus. Bonus payments may be treated for pensionable purposes in line with pension plan rules

•

Any “windfall” impacts, either adverse or positive, will be excluded from the calculations. The decision of the Rexnord Management Compensation Committee as to whether or not an item is categorized as “windfall” will be final.

Key Terms

The following are some important terms to know when reading about the MICP:

•	AIP’s (Annual Improvement Priorities) – Strategic Business Priorities set each year by the executive management team and cascaded throughout the organization.

•	Company – Rexnord LLC and its subsidiaries

•	Eligible Wages – Annual Base Salary in effect on the last day of the plan year, usually March 31st

•	EBITDA – For a given bonus fiscal year shall mean consolidated earnings before interest, taxes, depreciation and amortization.

•	Divisional Cash Flow – As defined in the current financial reporting system.

•	On Time Delivery (OTD) – Number of lines shipped on time (to customer want date) divided by number of lines shipped.

•	Payout Pool – The payout pool for each business is determined by the total sum of eligible participant’s bonus payments at par multiplied by the actual year-end financial results.

•

Pro-ration – For any employee who is in their position less than 12 consecutive months their bonus award will be pro-rated accordingly. Pro-ration will consist of calculating Eligible Wages times Target Incentive Percent, divided by 12, multiplied by eligible months in position.

•

Rexnord Management Compensation Committee – Committee consisting of the Chief Executive Officer, the Chief Financial Officer, VP Human Resources and the VP of Compensation, Benefits & HRIS who is responsible for the day-to-day administration of the plan.

•	Target Incentive Percent – The % of incentive award a participant is eligible to earn each year. This target is based upon current market data and employee’s position with the Company.

•	Rexnord Compensation Committee of the Board – The Compensation Committee established by the Board of Directors of RBS Global, Inc.

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